Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pollard-Kelley Auditing Services, Inc.

3250 West Market St., Suite 307

Fairlawn, OH 44333

(330) 864-2265

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

RE:	Southland Health Services, Inc.

Amendment No. 1 to Registration Statement on Form S-1

Ladies and Gentlemen:

We consent to the use in this Registration Statement on Form S-1/A of Southland Health Services, Inc. of our report dated May 26, 2006, with respect to the consolidated balance sheet of Southland Health Services, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in shareholders’ equity and cash flows for the years ended December 31, 2005, 2004 and 2003, and also to the reference to our firm under the heading “Experts” in the prospectus which is a part of this Registration Statement.

Very truly yours,

Pollard-Kelley Auditing Services, Inc.

/s/ Pollard-Kelley Auditing Services, Inc.

Fairlawn, Ohio
October 13, 2006